UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                _________________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 16 July 1999
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

                        Air Products and Chemicals, Inc.
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               (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
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   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
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       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
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

         Item 5.  Other Events.
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     Based on a review of preliminary quarterly information, the registrant announced today it anticipates third quarter earnings to be below last year's earnings and analysts' expectations. Compared to last year, Equipment and Chemicals have been particularly hard hit. The Company, which plans to release its third quarter results on July 23, said it expects earnings per share to be approximately $0.48, excluding a $0.04 per share charge for workforce reduction related to the Company's ongoing productivity improvement program.

     Commenting on the outlook for the quarter, Harold A. Wagner, Chairman and Chief Executive Officer, said, "We are disappointed in the preliminary results coming forward from our segments. Markets have not improved as much as anticipated, which is the primary factor affecting performance. We continue to implement specific actions to improve what is in our control--productivity and cost."

     The Gases segment is expected to show improvement in both operating profit and margin compared to last year. Productivity and cost reduction initiatives contributed to these improvements, despite slower volume growth and increased price pressure. While prospects look encouraging in the Equipment segment, new orders did not materialize at the rate anticipated during the quarter.

     The Chemicals segment was impacted by customer operating issues and outages, particularly in polyurethane intermediates and amines, where substantial new investment has recently been brought on line. Margin pressures continue in several businesses, as lower raw material costs are being passed on to customers.

     Mr. Wagner added, "The markets we serve remained difficult this quarter. However, we do see some encouraging signs in key businesses like electronics and higher amines. Continued strong cost performance in Gases and new orders in Equipment should lead to sequential improvements. And in Chemicals, we have taken further action to reduce costs and increase prices."

     Looking forward, the Company now expects the fiscal year ending
September 30, 1999 to generate earnings per share that are approximately 5-7% below last year's. Gases performance should continue to progress and Chemicals profits are expected to improve substantially, provided that key customers increase demand in accordance with their forecasts.

     Additional details will be provided on July 23 in the earnings release and teleconference.


NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth; pricing of both the Company's products and raw materials such as electricity; customer demand; other factors resulting from fluctuations in interest rates and foreign currencies; the impact of competitive products and pricing; success of cost control programs; and the impact of tax and other legislation and other regulations in the jurisdictions in which the Company and its affiliates operate.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 Air Products and Chemicals, Inc.
                          ------------------------------------------
                                 (Registrant)



Dated: 16 July 1999       By:              /s/ Paul E. Huck
                             ---------------------------------------
                                 Paul E. Huck
                                 Vice President &
                                 Corporate Controller
                                 (Chief Accounting Officer)